Exhibit 21.1

                              List of Subsidiaries

      Subsidiary                                       Jurisdiction of Formation
      ----------                                       -------------------------

Auldana Beach Pty Limited                                     Australia
Austar Entertainment Pty Limited                              Australia
Austar Retail Pty Limited                                     Australia
Austar Satellite Pty Limited                                  Australia
Austar Satellite Ventures Pty Limited                         Australia
Austar Services Pty Limited                                   Australia
Austar United Broadband Pty Limited                           Australia
Austar United Communications Limited                          Australia
Carryton Pty Limited                                          Australia
Century Programming Ventures Corporation                      Nevada
Century United Programming Ventures Pty Limited               Australia
Chippawa Pty Limited                                          Australia
Content Co Pty Limited                                        Australia
Continental Century Pay TV Pty Limited                        Australia
CTV Pty Limited                                               Australia
Dovevale Pty Limited                                          Australia
Grovern Pty Limited                                           Australia
Ilona Investments Pty Limited                                 Australia
Jacolyn Pty Limited                                           Australia
Keansburg Pty Limited                                         Australia
Kidilla Pty Limited                                           Australia
Kiwi Cable Company Limited                                    New Zealand
Lystervale Pty Limited                                        Australia
Massive Media Pty Limited                                     Australia
Massive Interactive Pty Limited                               Australia
Massive Technologies Pty Limited                              Australia
Maxi-Vu Pty Limited                                           Australia
Minorite Pty Limited                                          Australia
Newcastle Microwave Pty Limited                               Australia
Orloff Pty Limited                                            Australia
Palara Vale Pty Limited                                       Australia
Saturn Communications Limited                                 New Zealand
Saturn (NZ) Holding Company Pty Limited                       New Zealand
Selectra Pty Limited                                          Australia
Societe Francaise des Communications et du Cable S.A.         France
STV Pty Limited                                               Australia
Telefenua S.A.                                                French Polynesia
UAP Australia Programming Pty Limited                         Australia
United AML, Inc.                                              Colorado
United Austar, Inc.                                           Colorado
United Austar Transponder, Inc.                               Colorado
United Australia Holdings, Inc.                               Colorado
United Australia/Pacific Finance, Inc.                        Colorado
UIH ECT Programming Pty Limited                               Australia
UIH SFCC, L.P.                                                Colorado
UIH SFCC Holdings, L.P.                                       Colorado
UIH SFCC II, Inc.                                             Colorado
United Wireless Pty Limited                                   Australia
United Wireless Systems Pty Limited                           Australia
United Wireless (Wholesale) Pty Limited                       Australia
Vermint Grove Pty Limited                                     Australia
Vinatech Pty Limited                                          Australia
Weather 21 Pty Limited                                        Australia
Willongong/Microwave Pty Limited                              Australia
Windytide Pty Limited                                         Australia
Xtek Bay Pty Limited                                          Australia
XYZ Entertainment Pty Limited                                 Australia
Yanover Pty Limited                                           Australia